RESULTS OF SHAREHOLDER MEETING
                            May 17, 2005

A Special Meeting of Shareholders of The Phoenix-Janus Adviser Funds was held on May 17, 2005, to approve the following matters:

1. To elect fourteen Trustees to the Board of Trustees.
2. Approve new Investment Advisory Agreement between the Trust and Phoenix Investment Counsel ("PIC")
3. Approve new Subadvisory Agreements between PIC and Vontobel Asset management.
4. Permit Phoenix Investment Counsel to hire and replace Subadvisers or to modify Subadvisory Agreements without Shareholder approval.


NUMBER OF VOTES:

1. ELECTION OF TRUSTEES

                                 FOCUS VALUE         FOREIGN OPPORTUNITIES
                              FOR       WITHHELD       FOR      WITHHELD

E. Virgil Conway           42,029,212  1,935,792    49,026,618  5,460,156
Harry Dalzell-Payne        42,036,480  1,928,524    49,956,228  5,530,546
S. Leland Dill             42,036,480  1,928,524    48,971,210  5,515,564
Francis E. Jeffries        42,036,480  1,928,524    48,971,210  5,515,564
Leroy Keith, Jr.           42,076,986  1,888,018    49,024,526  5,462,248
Marilyn E. LaMarche        42,048,390  1,916,614    48,966,018  5,520,756
Philip R. McLoughlin       42,088,462  1,876,542    49,031,748  5,455,025
Geraldine M. McNamara      42,092,473  1,872,531    48,983,908  5,502,866
Everett L. Morris          42,034,132  1,930,871    48,971,210  5,515,564
James M. Oates             42,081,194  1,883,810    49,050,828  5,435,945
Donald B. Romans           42,036,480  1,928,524    48,971,210  5,515,564
Richard E. Segerson        42,102,719  1,862,285    49,036,240  5,450,533
Ferdinand L. J. Verdonck   42,086,114  1,878,889    48,889,630  5,597,144
Lowell P. Weicker, Jr.     42,032,415  1,932,589    49,017,211  5,469,563


               FOCUS VALUE                     FOREIGN OPPORTUNITIES

      FOR       AGAINST     ABSTAIN          FOR       AGAINST     ABSTAIN

2. New Investment Advisory Agreement

  41,347,768   1,451,541   1,165,635      47,311,486   5,334,618   1,840,647

3. Subadvisory Agreements with Vontobel

  41,180,599   1,566,191   1,218,153      47,077,302   5,346,839   2,062,613

4. Allow PIC to replace or modify subadvisory agreements

  29,610,029   5,005,210   1,127,530      37,382,371   12,631,526  2,040,904